Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of October 30, 2020, is among CONTANGO OIL & GAS COMPANY, a Texas corporation (the “Borrower”); each of the undersigned Guarantors (collectively with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 17, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement, as more fully set forth herein.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Third Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Each of the following definitions is hereby added to Section 1.02 in its appropriate alphabetical order to read as follows:

“Borrowing Base Redetermination Period” means (i) the period from and including April 1 of each year (or, if earlier, the date on which the January 1 Reserve Report is delivered to the Administrative Agent) through and including the Scheduled Redetermination Date for the May 1 Scheduled Redetermination (or, if such Scheduled Redetermination is postponed by the Lenders pursuant to Section 12.02(b)(ii), on May 1 of such year); and (ii) the period from and including October 1 of each year through and including the Scheduled Redetermination Date for the November 1 Scheduled Redetermination.

“Free Cash Flow” means, for any fiscal quarter for which financial statements have been delivered (for purposes of Section 9.04(c)), (a) EBITDAX for such fiscal quarter minus (b) the increase (or plus the decrease) in non-cash working capital for such fiscal quarter minus (c) the sum, in each case without duplication, of the following amounts paid during such fiscal quarter: (i) voluntary and scheduled cash prepayments and repayments of Debt during such fiscal quarter, in each case, which cannot be reborrowed pursuant to the terms of such Debt (and for the avoidance doubt, in the case of a voluntary or a mandatory prepayment of Borrowings, solely to the extent such prepayment is accompanied by a simultaneous and equivalent reduction in the Commitments), (ii) the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal quarter on account of capital expenditures, (iii) interest expense paid in cash during such fiscal quarter, (iv) taxes paid in cash during such fiscal quarter, (v) exploration expenses paid in cash during such fiscal quarter, (vi) Restricted Payments made in cash (other than to the Borrower or any Guarantor) during such fiscal quarter, and (vii) to the extent not included in the foregoing and added back in the calculation of EBITDAX for such fiscal quarter, any other cash charge that reduces the earnings of the Borrower and its Subsidiaries except, in the case of each of the forgoing clauses in this definition, to the extent financed with proceeds of issuances of any Equity Interests or capital contributions other than proceeds from Disqualified Capital.

“Merger Sub” means Michael Merger Sub LLC, a Delaware limited liability company.

“Mid-Con” means Mid-Con Energy Partners LP, a Delaware limited partnership.

“Mid-Con Merger” means the merger of Mid-Con with and into Merger Sub (with Merger Sub surviving as a Subsidiary of Borrower) pursuant to the terms and conditions of the Mid-Con Merger Documents.

“Mid-Con Merger Documents” means (a) that certain Agreement and Plan of Merger, by and among the Borrower, Merger Sub, Mid-Con and Mid-Con Energy GP, LLC, as general partner of Mid-Con, dated October 25, 2020, as amended, restated, supplemented or otherwise modified from time to time; and (b) all agreements, instruments and documents executed and delivered in connection therewith, as amended.

“Mid-Con Merger Reserve Report” means the reserve report dated July 1, 2020 and prepared by Mid-Con with respect to the Mid-Con Properties.

“Mid-Con Properties” means the Oil and Gas Properties and other Properties acquired by the Borrower or its Subsidiaries pursuant to the Mid-Con Merger Documents.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of October 30, 2020, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

“Third Amendment Reserve Reports” means the collective reference to (a) the reserve report dated July 1, 2020 and prepared by the Borrower with respect to the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries; and (b) the Mid-Con Merger Reserve Report.

(b) Each of the following definitions in Section 1.02 is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the applicable rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
ABR Loan Margin	2.000%	2.250%	2.500%	2.750%	3.000%
Eurodollar Loan Margin	3.000%	3.250%	3.500%	3.750%	4.000%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and the “Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level, beginning on the date of such failure until such Reserve Report is delivered.

2.2 Amendments to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:

(a) Borrowing Base as of the Third Amendment Effective Date. For the period from and including the Third Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $130,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g) or Section 8.13(c). For the avoidance of doubt, the redetermination of the Borrowing Base on the Third Amendment Effective Date constitutes the November 1, 2020 Scheduled Redetermination.

2.3 Amendment to Section 2.07(g). Section 2.07(g) is hereby amended and restated in its entirety to read as follows:

(g) Automatic Quarterly Borrowing Base Reduction. Notwithstanding anything to the contrary contained herein, the Borrowing Base then in effect on March 31, 2021 shall be automatically reduced by an amount equal to $10,000,000, effective immediately on such date (the “Automatic BB Adjustment Date”), without any further action by the Borrower, the Administrative Agent or the Lenders (such automatic reduction to the Borrowing Base, the “Automatic BB Adjustment”). For the avoidance of doubt, the Automatic BB Adjustment shall not constitute a Scheduled Redetermination or Interim Redetermination.

2.4 Amendments to Section 3.04(c)(vii). Section 3.04(c)(vii) is hereby amended by: (a) replacing the phrase “any Automatic BB Adjustment” therein with the phrase “the Automatic BB Adjustment”; (b) replacing the phrase “each Automatic BB Adjustment” therein with the phrase “the Automatic BB Adjustment”; and (c) replacing the phrase “the corresponding Automatic BB Adjustment Date” therein with the phrase “the Automatic BB Adjustment Date”.

2.5 Amendment to Section 8.18. Section 8.18 is hereby amended and restated in its entirety to read as follows:

Section 8.18 Minimum Hedging. (a) On or prior to the date that is thirty (30) days after the Third Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Loan Parties shall have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes of at least 75% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Third Amendment Reserve Reports (on a combined basis), for each of the 24 full calendar months following such date; and (b) on April 1 and October 1 of each year, commencing with April 1, 2021 (each, a “Minimum Hedging Requirement Date”), the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Loan Parties have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes of at least 75% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Administrative Agent, for 24 full calendar months following such Minimum Hedging Requirement Date (provided that the Loan Parties shall not be required to hedge volumes attributable to the reasonably projected production from offshore Oil and Gas Properties for the months of August, September or October).

2.6 Amendment to Section 9.04(c). Section 9.04(c) is hereby amended and restated in its entirety to read as follows:

(c) from and after the Scheduled Redetermination Date for the November 1, 2021 Scheduled Redetermination, the Borrower may make cash distributions to the holders of its Equity Interests following the date of delivery of the financial statements for each fiscal quarter pursuant to Section 8.01(a) or Section 8.01(b), as applicable, and the related compliance certificate for such fiscal quarter pursuant to Section 8.01(c), in an aggregate amount not to exceed 100% of Free Cash Flow for the fiscal quarter most recently ended, so long as both before, and immediately after giving effect to, any such distribution, (i) no Default or Event of Default exists or would exist, (ii) the unused portion of the Commitments is equal to or greater than 25% of the total Commitments, (iii) the Leverage Ratio is less than or equal to 2.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (A) Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with Section 9.01(a)) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available), and (iv) the Administrative Agent shall have received a certificate of a Financial Officer, setting forth reasonably detailed calculations of Free Cash Flow for the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b), as applicable, which shall be in substantially the form of Exhibit J hereto; provided that, notwithstanding the foregoing, no such Restricted Payment shall be permitted to be made under this Section 9.04(c) during any Borrowing Base Redetermination Period.

2.7 Amendment to Section 9.04(d). Section 9.04(d) is hereby amended by replacing each reference to the phrase “the November 1, 2020 Scheduled Redetermination” therein with the phrase “the November 1, 2021 Scheduled Redetermination”.

2.8 Amendment to Section 10.01(d). Section 10.01(d) is hereby amended by replacing the phrase “Section 8.17, Section 8.19” therein with the phrase “Section 8.17, Section 8.18, Section 8.19”

2.9 Amendment to Schedules and Exhibits.

(a) The Credit Agreement is hereby amended by adding a new Exhibit J to read as set forth on Exhibit J to this Third Amendment.

(b) Each of Schedule 7.14 and Schedule 7.25 is hereby amended and restated in its entirety in the form attached hereto as Schedule 7.14 and Schedule 7.25, respectively.

(c) The Table of Contents to the Credit Agreement is hereby amended to add the following references where alphabetically appropriate in the ANNEXES, EXHIBITS AND SCHEDULES portion thereof to read as follows:

Exhibit J Form of Free Cash Flow Certificate

Section 3. Assignment and Assumption. On the Third Amendment Effective Date, immediately prior to giving effect to the amendments in Section 2 of this Third Amendment, each of JPMorgan Chase Bank, N.A., Royal Bank of Canada, KeyBank National Association, Frost Bank and Cadence Bank, N.A. (each an “Existing Lender”, and collectively, the “Existing Lenders”) has, in consultation with the Borrower, agreed to, and, for an agreed consideration, does hereby reallocate its Maximum Credit Amount, Commitment and Loans (and participations in Letters of Credit and LC Disbursements) to allow each of Wells Fargo Bank, National Association, Fifth Third Bank, National Association, CIT Bank, N.A., and West Texas National Bank (each, a “New Lender”, and collectively, the “New Lenders”) to become a party to the Credit Agreement as a Lender by acquiring an interest in the Aggregate Maximum Credit Amount and the total Commitments (the “Reallocation”). On the Third Amendment Effective Date, and after giving effect to the Reallocation: (a) the Maximum Credit Amount and Applicable Percentage of each Lender (including the New Lenders) shall be as set forth on Annex I attached to this Third Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto); and (b) each New Lender shall become a party to the Credit Agreement, as amended by this Third Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Third Amendment, and the other Loan Documents. Each of the Administrative Agent, each Existing Lender, the Issuing Bank and the Borrower hereby consents and agrees to the Reallocation, including each New Lender’s acquisition of interest in the Maximum Credit Amount and Commitments and each Existing Lender’s assignment of its Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit to the extent necessary to effect the Reallocation. With respect to the Reallocation, each Existing Lender (other than Cadence Bank, N.A. (“Cadence”)) shall be deemed to have sold and assigned its Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit, and Cadence and each New Lender shall be deemed to have acquired the Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit allocated to it from each Existing Lender (other than Cadence), pursuant to the terms and conditions of the Assignment and

Assumption attached as Exhibit G to the Credit Agreement (the “Assignment Agreement”), as if each Existing Lender (other than Cadence), Cadence, and each New Lender had executed such Assignment Agreement with respect to the Reallocation, pursuant to which, (i) Cadence and each New Lender shall be an “Assignee”, (ii) each Existing Lender (other than Cadence) shall be an “Assignor” and (iii) the term “Effective Date” shall be the Third Amendment Effective Date as defined herein. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption. On the Third Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(iv), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement.

Section 4. Conditions Precedent. This Third Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”), which date must occur on or prior to December 31, 2020, when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 Counterparts. The Administrative Agent shall have received from each Lender and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 Equity Contribution. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower shall have received gross cash proceeds from new common equity capital contributions from the holders of its Equity Interests of not less than $25,000,000.

4.4 Unused Commitments and Unrestricted Cash. The Administrative Agent shall be reasonably satisfied that on the Third Amendment Effective Date, after giving effect to the transactions contemplated to occur on the Third Amendment Effective Date (including any Borrowings or other extensions of credit made on the Third Amendment Effective Date), the sum of (a) the unused Commitments plus (b) the amount of unrestricted cash and Cash Equivalents of the Borrower and the Consolidated Subsidiaries that is held in Deposit Accounts and/or Securities Accounts subject to a Control Agreement, shall be an amount equal to at least $10,000,000.

4.5 Mid-Con Lease Operating Statements and Reserve Report. The Administrative Agent shall have received (a) lease operating statements and production reports with respect to the Mid-Con Properties evaluated in the Mid-Con Merger Reserve Report, in form and substance reasonably satisfactory to the Administrative Agent, for the fiscal year ended December 31, 2019 and for each fiscal quarter thereafter ending at least 45 days prior to the date on which the Mid-Con Merger is consummated; and (b) the Third Amendment Reserve Reports.

4.6 Pro Forma Financial Statements. The Administrative Agent shall have received a pro forma financial forecast of the Borrower and its subsidiaries for the fiscal quarter ending September 30, 2020 and the fiscal years ending December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022, in each case, in form and substance acceptable to the Administrative Agent.

4.7 Merger Closing; Merger Certificate. The Mid-Con Merger shall have been (or contemporaneously with the Third Amendment Effective Date shall be) consummated in accordance with the terms of the Mid-Con Merger Documents. The Administrative Agent shall have received an officer’s certificate from the Borrower, certifying (a) that (i) the Mid-Con Merger has been consummated in accordance with applicable law and the terms described in the Mid-Con Merger without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such), and in connection therewith, the Borrower (or one or more of its Subsidiaries) has acquired all of the Mid-Con Properties evaluated in the Mid-Con Merger Reserve Report, (ii) that attached thereto is a true and complete (A) executed copies of the Mid-Con Merger Documents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders; and (B) a true and correct copies of each certificate of merger certified by the Secretary of State of Delaware evidencing the effectiveness of the Mid-Con Merger.

4.8 Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of each of Michael Merger Sub LLC, Mid-Con Energy Partners, LP, Mid-Con Energy Properties, LLC and Mid-Con Energy GP, LLC (each, a “New Credit Party”), setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of such New Credit Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such New Credit Party who are authorized to sign the Loan Documents to which such New Credit Party is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the limited liability company agreement and certificate of formation (or equivalent organizational documents) of such New Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.9 Certificates of Good Standing. The Administrative Agent shall have received a certificate of the appropriate State agency where each New Credit Party is formed or incorporated with respect to the existence, qualification and good standing of such New Credit Party.

4.10 Joinder Documentation. The Administrative Agent shall have received (i) from each New Credit Party counterparts (in such number as may be requested by the Administrative Agent) of an Assumption Agreement (as such term is defined in the Guarantee and Collateral Agreement), which Assumption Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent, signed on behalf of such New Credit Party and (ii) from the Borrower counterparts (in such number as may be requested by the Administrative Agent) of a Supplement (as such term is defined in the Guarantee and Collateral Agreement) to the Guarantee and Collateral Agreement, which Supplement shall be in form and substance reasonably satisfactory to the Administrative Agent, signed on behalf of the Borrower. In connection with the execution and delivery of each Supplement, the Administrative Agent have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each New Credit Party owned by the Borrower or any Subsidiary, to the extent such Equity Interests are certificated.

4.11 Legal Opinion. The Administrative Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, special counsel to the Borrower with respect to each New Credit Party, in form and substance reasonably satisfactory to the Administrative Agent.

4.12 Lien Search Results. The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of each New Credit Party in its jurisdiction of organization, other than those being assigned or released on or prior to the Third Amendment Effective Date or Liens Permitted by Section 9.03 of the Credit Agreement.

4.13 Payoff of Mid-Con Credit Facility. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that all outstanding indebtedness of Mid-Con and its subsidiaries under that certain Credit Agreement, dated as of December 20, 2011, by and among Mid-Con Energy Properties, LLC, as borrower, Mid-Con Energy Partners, LP, as guarantor, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto, shall have been, or substantially concurrently with the Third Amendment Effective Date, will be, repaid in full, all commitments in respect thereof have been terminated, and all security and guarantees in respect thereof discharged and released.

4.14 Mortgages. The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 90% of the total value of the proved Oil and Gas Properties evaluated in the Third Amendment Reserve Reports (on a combined basis).

4.15 Title. The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Third Amendment Reserve Reports (on a combined basis).

4.16 Releases. The Administrative Agent shall have received (a) evidence satisfactory to it that all Liens on the Mid-Con Properties (provided that Liens permitted under Section 9.03 may exist) have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (b) duly executed recordable releases and terminations acceptable to the Administrative Agent with respect thereto.

4.17 No Default. No Default shall have occurred and be continuing as of the Third Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective (and the Third Amendment Effective Date shall occur) upon the fulfillment (or waiver in accordance with Section 12.02) of the conditions precedent set forth in this Section 4 to the satisfaction of the Administrative Agent. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto. Notwithstanding anything to the contrary contained herein, if the Third Amendment Effective Date does not occur on or prior to 5:00 p.m. (Houston time) on December 31, 2020, then none of the conditions contained in this Section 4 shall be deemed to be satisfied, and the Third Amendment Effective Date shall not occur.

Section 5. Post-Closing Delivery of Control Agreements. On or prior to the date that is fifteen (15) days after the Third Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent duly executed Control Agreements with respect to each Deposit Account, Commodity Account and Securities Account of each New Credit Party (other than, in each case, Excluded Accounts) in existence on the Third Amendment Effective Date.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the Third Amendment Effective Date.

6.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Third Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Third Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they are true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

6.3 Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Third Amendment.

6.4 No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out- of-pocket expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

6.7 Severability. Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.8 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.9 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed, effective as of the Third Amendment Effective Date.

BORROWER	CONTANGO OIL & GAS COMPANY

	By:	/s/ Charles L. McLawhorn, III
	Name:	Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

GUARANTORS	CONTANGO OPERATORS INC.

	By:	/s/ Charles L. McLawhorn, III
	Name:	Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

CONTARO COMPANY

	By:	/s/ Charles L. McLawhorn, III
	Name:	Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

CONTANGO MIDSTREAM COMPANY

	By:	/s/ Charles L. McLawhorn, III
	Name:	Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

CONTANGO ALTA INVESTMENTS, INC.

	By:	/s/ Charles L. McLawhorn, III
	Name:	Name: Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

CONTANGO RESOURCES, INC.

	By:	/s/ Charles L. McLawhorn, III
	Name:	Charles L. McLawhorn, III
	Title:	Senior Vice President & General Counsel

Third Amendment

Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

	By:	/s/ Anson Williams
	Name:	Anson Williams Title:
	Title:	Authorized Officer

Third Amendment

Signature Page

LENDER:	ROYAL BANK OF CANADA,
as a Lender

	By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Third Amendment

Signature Page

LENDER:	CADENCE BANK, N.A.,
as a Lender

	By:	/s/ Molly Wickman
	Name:	Molly Wickman
	Title:	Vice President

Third Amendment

Signature Page

LENDER:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice Presidentd

Third Amendment

Signature Page

LENDER:	FROST BANK,
as a Lender

	By:	/s/ Matt Shands
Name: Matt Shands
Title: Vice President

Third Amendment

Signature Page

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Max Gilbert
Name: Max Gilbert
Title: Vice President

Third Amendment

Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Kleiderer
Name: Thomas Kleiderer
Title: Director

Third Amendment

Signature Page

LENDER:	CIT BANK, N.A.,
as a Lender

	By:	/s/ Katya Evseev
Name: Katya Evseev
Title: Director

Third Amendment

Signature Page

LENDER:	WEST TEXAS NATIONAL BANK,
as a Lender

	By:	/s/ C. Scott Wilson
Name: C. Scott Wilson
Title: Senior Vice President

Third Amendment

Signature Page

EXHIBIT J

FORM OF FREE CASH FLOW CERTIFICATE

Reference is made to the Credit Agreement dated as of September 17, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Contango Oil & Gas Company, a Texas corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto. Each capitalized term used herein has the same meaning given to it in the Credit Agreement unless otherwise specified.

(a)	The amount of Free Cash Flow for the immediately preceding fiscal quarter, is $ .

(b)	Attached hereto as Annex I are reasonably detailed calculations demonstrating the amount of Free Cash Flow set forth above.

The undersigned is the [        ] of the Borrower, and as such he/she is authorized to execute this certificate on behalf of the Borrower.

EXECUTED AND DELIVERED this [        ] day of [         ].

CONTANGO OIL & GAS COMPANY, a Texas corporation

By:
Name:
Title:

Exhibit J

ANNEX I

FREE CASH FLOW CALCULATION

Exhibit J